UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006, La Jolla Pharmaceutical Company held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders approved an amendment to the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the "Plan"). The amendment increased the number of shares available for purchase under the Plan by 160,000 shares. The Plan, as amended, is filed as Exhibit 10.1 to this report.

Item 8.01 Other Events.

On May 18, 2006, the board of directors approved the composition of its committees as follows: Audit Committee: Stephen M. Martin (Chairman), Thomas H. Adams, Ph.D., and Craig R. Smith, M.D.; Compensation Committee: Robert A. Fildes, Ph.D. (Chairman), Dr. Adams, Mr. Martin, Martin P. Sutter, and James N. Topper, M.D., Ph.D.; Corporate Governance and Nominating Committee: Dr. Smith (Chairman), Nader J. Naini, and Frank E. Young, M.D., Ph.D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No. Description
10.1 La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

May 19, 2006	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan, as amended.